EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated February 23, 2007 on TXP Corporation (f.k.a. Texas Prototypes, Inc.) consolidated financial statements for the period ended December 31, 2006 and 2005 included in the Registration Statement (Form SB-2 Amendment #2) and related Prospectus of TXP Corporation dated April 16, 2007.

/s/ Payne Smith & Jones, P.C.

Payne Smith & Jones, P.C.

Dallas, Texas

April 16, 2007